Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

WestRock Company

(Exact Name of Registrant as Specified in Its Charter)

WRKCo Inc.

(Exact Name of Registrant as Specified in Its Charter)

WestRock MWV, LLC

(Exact Name of Registrant as Specified in Its Charter)

WestRock RKT, LLC

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid		Debt Securities(5), Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Warrants(6), Depositary Shares, Rights, Units, Guarantees(7)	(1)(2)	(1)(2)	(1)(3)	(1)(2)	(4)	(4)

Fees Previously Paid		N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities		N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)    An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)    Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)    The proposed maximum offering price per security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(4)    In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees.

(5)    Including such principal amount of debt securities as may, from time to time, be issued at indeterminate prices.

(6)    The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.

(7)    WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC may fully and unconditionally guarantee the payment of principal, and premium (if any) and interest on, the debt securities of WestRock Company. WestRock Company, WestRock MWV, LLC and WestRock RKT, LLC will fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of WRKCo Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.